                                                                       Ex-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


1. Average Annual Total Return (As of September 30, 1995)
                 n
        P (1 + T)  = ERV


Where:          P =   a hypothetical initial payment of $1,000
                T =   average annual total return
                N =   number of years
              ERV =   ending redeemable value at the end of the period


   EXAMPLE:   One Year
        P =   $1,000
        T =   +28.57%
        N =   1
      ERV =   $1,285.75
  Five Year
        P =   $1,000
        T =   +15.72%
        N =   5
      ERV =   $2,075.50
Since inception
        P =   $1,000
        T =   +13.89%*
        N =   *
      ERV =   $2,454.68*


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*Since inception November 3, 1988.